UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2019

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2019, Jiangxi PDN Culture Media Co., Ltd. (“Jiangxi PDN”), a company established under the laws of the People’s Republic of China and a variable interest entity (VIE) controlled by Professional Diversity Network, Inc. (“PDN”), entered into an Agreement of Acquisition and Equity Transfer (the “Agreement”) with Guangzhou Zengcheng District Zhili Education Training Center, a nonprofit private enterprise established under the laws of the Peoples’ Republic of China (“Zhili”), Guangzhou Angyue Education Consulting Company Limited, a limited liability company established under the laws of the Peoples’ Republic of China (“Angyue”, and together with Zhili, the “Target Companies”) and their respective shareholders and controlling persons (the “Sellers”). The Agreement was subsequently amended on September 21, 2019.

Pursuant to the Agreement, PDN will issue 915,864 shares of Common Stock (the “Equity Swap Shares”) at a per share price equal to $1.50 (i.e., the average closing price for the 30-day period immediately prior to the signing of the Agreement) for a total valuation of $1,373,795 to the Sellers in exchange for 51% of the total outstanding equity interests of each Target Company (the “Equity Swap”). One of the Sellers, Ms. Yuman Hu, will hold the remaining 49% of the total outstanding equity interests of the Target Companies after the transaction and will be responsible for the day to day management the Target Companies.

The Equity Swap Shares will be issued to the Sellers in four equal installments, with the first installment to be issued within 20 business days of the closing and the remaining three installments to be issued between March 15 and April 15 (exact day of issuance to be determined by Jiangxi PDN) of 2021, 2022 and 2023 respectively subject to the satisfaction of certain profit targets.

The Agreement contains customary closing conditions, representations and warranties and covenants of each party for a transaction of this type.

The foregoing description of the Equity Swap does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 23, 2019, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that based on the Company’s Form 8-K, dated September 16, 2019, staff of Nasdaq has determined that the Company complies with the Nasdaq Listing Rule 5550(b)(1). Nasdaq also stated in the letter that if the Company fails to evidence compliance upon filing its next periodic report it may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: September 23, 2019	/s/ Adam He
Adam He, Chief Financial Officer